Exhibit 99.1

OLENOX INDUSTRIES INC. | NASDAQ: OLOX

FOR IMMEDIATE RELEASE

Olenox Industries Completes Acquisition of CS Digital Ventures, Launching a Vertically Integrated, Gas-Powered Platform for Energy-Intensive Data Centers and Next-Generation Compute

Closing of the transaction establishes a U.S.-based, gas-powered, off-grid digital infrastructure platform targeting power costs below $0.02 per kWh for energy-intensive data center, AI and high-density compute workloads

HOUSTON, TX — May 28, 2026 — Olenox Industries Inc. (NASDAQ: OLOX) (“Olenox” or the “Company”), a vertically integrated U.S. energy company, today announced the closing of its acquisition of 100% of the membership interests of CS Digital Ventures, LLC (“CS Digital”), an energy-intensive data center and digital infrastructure company co-founded by industry pioneer Bernardo Schucman. With the closing of the transaction, the combined company launches a differentiated, energy-led digital infrastructure platform purpose-built to convert low-cost natural gas into compute at the point of generation.

Transaction Overview

Under the terms of the definitive agreement, the Company acquired 100% of the membership interests of CS Digital for total upfront consideration of US$30 million, consisting of (i) US$14 million in newly issued Series D Preferred Stock of Olenox, with a par value of $1.00 per share and a stated value of $100.00 per share, and (ii) US$16 million in the form of an unsecured promissory note issued by Olenox to the equityholders of CS Digital (the “Seller Note”).

As additional consideration, the equityholders of CS Digital also received warrants to acquire an aggregate of 1,500,000 shares of Olenox common stock, comprised of three equal tranches of 500,000 shares each with exercise prices of $5.00, $7.00 and $9.00 per share, respectively (collectively, the “Warrants”).

The equityholders of CS Digital are also entitled to receive up to an additional US$20 million in additional Series D Preferred Stock, upon the achievement of two pre-agreed milestones tied to cumulative revenue and cumulative Adjusted EBITDA of CS Digital following the closing.

In accordance with applicable Nasdaq listing requirements, the Series D Preferred Stock and the Warrants are not convertible or exercisable into Olenox common stock prior to receipt of stockholder approval, which the Company intends to seek following the closing.

The transaction was unanimously approved by the boards of directors of both companies and satisfied all customary closing conditions.

Strategic Rationale: Energy at the Point of Generation

The combined company is built around a single thesis: that the next phase of digital infrastructure will be won by operators that control low-cost, reliable, and rapidly deployable power at the point of generation. By pairing Olenox’s upstream natural gas position, midstream capabilities and proprietary processing technology with CS Digital’s operating depth in institutional-scale energy-intensive data centers, the combined platform intends to develop and operate off-grid, gas-powered data centers targeting all-in power costs of less than $0.02 per kWh — a level the parties believe represents a structural efficiency advantage in the current market.

CS Digital contributes to the combined platform approximately 35 MW of installed power capacity currently in operation, 2025 revenue of US$20.6 million and 2025 EBITDA of US$6.2 million. Management believes the resulting platform can scale across a broad set of energy-intensive data center and high-performance compute workloads, including emerging artificial intelligence (AI) applications, with the ability to provide infrastructure services to third-party hyperscale and enterprise customers.

Management Commentary

“Closing this combination is a strategic step in Olenox’s evolution into an energy-led digital infrastructure company,” said Mike McLaren, Chairman and Chief Executive Officer of Olenox. “Our platform was built around proprietary processing technology and direct access to natural gas resources. Combining that foundation with CS Digital’s operating capability, its attractive financial profile, and Bernardo’s proven leadership in energy-intensive data center infrastructure positions us to compete in the next phase of digital infrastructure growth — one in which energy, not real estate, will be the binding constraint. We believe we are creating a platform with the technical and commercial depth to serve a broad range of energy-intensive compute customers, including AI customers, from the same energy base.”

Mr. McLaren brings more than three decades of operational experience across upstream oil and gas, energy services and energy technologies. He is the founder of Olenox Corp. and the inventor of the proprietary Olenox process technology, and currently serves as Chairman and Chief Executive Officer of Olenox Industries Inc. Over the course of his career he has co-authored technical publications on selective oil agglomeration, coal water oil fuel and the preparation of clean coal energy, and has held chief executive roles across multiple energy and infrastructure platforms.

Bernardo Schucman, who will continue to serve as Chief Executive Officer of CS Digital and lead the data center vision of the combined platform, added:

“We believe we are entering what may prove to be the third era of large-scale, energy-intensive digital infrastructure. The first era began when I started this work in my garage in California, paying residential power rates. The second era emerged as pioneers like us moved into underutilized colocation space in third-party data centers, operating at approximately $0.07 to $0.09 per kWh, and ultimately built dedicated, purpose-built data centers operating at approximately $0.05 per kWh. We believe 2026 may mark the beginning of a new phase: the large-scale development of off-grid data centers built closer to the point of energy generation, where, under certain conditions, it may be possible to generate and utilize power at costs approaching $0.02 per kWh. Our combination with Olenox is designed to pursue precisely that opportunity, and to build what we believe can become a leading platform in scaling off-grid, gas-powered, energy-intensive data centers. Our ambition is significant, and so is the opportunity in front of us.”

About Bernardo Schucman

Bernardo Schucman is widely recognized as one of the early pioneers of institutional-scale, energy-intensive data center infrastructure. Over the course of his career, he has participated in the deployment of more than 20 energy-intensive data centers across Asia, Europe and the Americas. He is the co-founder of ATL Data Centers (which, in December 2020, completed a merger that became part of CleanSpark, Inc., subsequently one of the leading public high-density data center infrastructure companies in the world), and later served as Senior Vice President at CleanSpark, where he helped lead the transition and scale-up of the company’s data center operations. At CS Digital, Mr. Schucman is supported by a co-founding team that includes tech investor Shanti Cillo, Chief Technology Officer Roberto Santacroce, and Chief Financial Officer Federico Sader, who together have shaped the company’s strategy, technology foundation and financial discipline.

A Platform Positioned for the Next Cycle

Management believes the combined platform is well positioned to capitalize on a changing infrastructure landscape in which access to low-cost, reliable and quickly deployable power is becoming the primary differentiator. With the ability to source energy at highly competitive costs and to deploy infrastructure rapidly, the combined company expects to pursue opportunities in:

●	Off-grid, energy-intensive data centers at the wellhead and at stranded-gas locations;

●	Monetization of flared, vented and otherwise stranded natural gas;

●	Gas-powered infrastructure for AI training and inference workloads; and

●	Behind-the-meter compute solutions for hyperscale and enterprise customers.

The closing of the transaction strengthens Olenox’s strategic positioning at the intersection of energy, digital infrastructure and next-generation compute, and creates a platform capable of scaling meaningfully across both energy-intensive data center and AI-related applications.

Additional details regarding transaction structure, leadership alignment, governance and pro forma ownership will be provided in subsequent filings with the U.S. Securities and Exchange Commission and other public disclosures.

Advisor

With respect to the transaction, Buckman, Buckman & Reid, Inc. acted as Investment Advisor. Buckman, Buckman & Reid, Inc. was founded in 1988 as a registered broker-dealer with the Securities and Exchange Commission (“SEC”), Securities Investor Protection Corp. (“SIPC”) and is a member of the Financial Industry Regulatory Authority (“FINRA”). BB&R is a full-service securities brokerage firm engaged in a variety of activities, including retail and institutional brokerage, wealth management, investment advisory services, private offerings and other investment banking activities. Scott Furman, Head of Investment Banking for BB&R, served as the advisor on Mergers and Acquisitions.

About Olenox Industries Inc.

Olenox Industries Inc. (NASDAQ: OLOX) is a vertically integrated U.S. energy company operating across multiple business lines, including oil and gas, energy services and energy technologies, including the proprietary Olenox process. The Company is focused on acquiring, optimizing and scaling energy-related infrastructure and operating assets across key U.S. markets, with a strategic focus on bringing low-cost natural gas to high-value end uses, including digital infrastructure and next-generation compute.

About CS Digital Ventures, LLC

CS Digital Ventures, LLC is a digital infrastructure company focused on the development and operation of energy-intensive data centers, including high-density and AI-oriented compute deployments. CS Digital was co-founded by Bernardo Schucman, tech investor Shanti Cillo, Chief Technology Officer Roberto Santacroce and Chief Financial Officer Federico Sader. The company is led by a team with extensive experience in high-density compute fleet operations, energy-intensive data center deployment, power sourcing and institutional-scale execution, with a strategic focus on off-grid infrastructure and low-cost energy solutions.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable U.S. federal securities laws. Forward-looking statements include, without limitation, statements regarding the expected benefits of the completed transaction between Olenox Industries Inc. and CS Digital Ventures, LLC; the issuance of Series D Preferred Stock, the Seller Note, the Warrants, and any additional Series D Preferred Stock issuable in connection with the achievement of post-closing milestones; the receipt of stockholder approval permitting conversion of the Series D Preferred Stock and exercise of the Warrants into common stock; the development and scaling of off-grid, gas-powered digital infrastructure; targeted power costs; expected addressable markets, including energy-intensive data center, AI and high-density compute workloads; and the future business, operations and financial performance of the combined company. These statements are based on current expectations and assumptions and are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially. Such factors include, among others, the ability to integrate CS Digital’s operations; the ability to service the Seller Note; the ability to obtain the stockholder approval required to permit conversion of the Series D Preferred Stock and exercise of the Warrants into common stock under applicable Nasdaq listing rules; the ability to achieve the operational and financial milestones underlying the post-closing earnout consideration; volatility in commodity prices, including natural gas and electricity; variability in customer demand and pricing for compute services; the development of demand for AI and high-density compute infrastructure; regulatory developments; and the other risks and uncertainties described in the Company’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Investor and Media Contacts

Olenox Industries Inc. | Investor Relations

investors@olenox.com

Source: Olenox Industries Inc. (NASDAQ: OLOX)

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